UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)	00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.
On April 30, 2010, the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico closed W Holding Company, Inc.’s (the “Company”) wholly owned subsidiary and principal asset, Westernbank Puerto Rico (the “Bank”), and appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver of the Bank. On the same date, the FDIC facilitated the acquisition of most of the assets and liabilities of the Bank by Banco Popular de Puerto Rico. In light of these events, the Company anticipates that it will file a voluntary petition to liquidate its assets under Chapter 7 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Puerto Rico.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 3, 2010, the Company received notification from the New York Stock Exchange (“NYSE”) indicating that the Company’s shares of common stock will be delisted from the NYSE pursuant to NYSE Listed Company Manual Section 802.01D as a result of the events described above. The Company does not intend to appeal the NYSE’s decision to delist the Company’s common stock. Trading in the Company’s common stock was suspended on April 30, 2010 and a Form 25-NSE will be filed by NYSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on NYSE.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Lidio V. Soriano
Name:	Lidio V. Soriano
Title:	Chief Financial Officer

Date: May 4, 2010